Exhibit 99.1

News Release

For Immediate Release

Jackson Hewitt Reports Fiscal 2010 Second Quarter Results

Adjusted Net Loss of $0.66 Per Basic and Diluted Share

Preparations for 2010 Tax Season On Track

PARSIPPANY, NJ – December 9, 2009 – Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”) (NYSE: JTX) today reported financial results for the second quarter of fiscal 2010. Jackson Hewitt reported a net loss of $19.5 million, or $0.68 per basic and diluted share, versus a net loss of $22.2 million in the second quarter of fiscal 2009, or $0.78 per basic and diluted share. On an adjusted basis, Jackson Hewitt’s net loss in the 2010 second quarter was $18.9 million, or $0.66 per basic and diluted share, versus an adjusted net loss of $20.4 million, or $0.72 per basic and diluted share, in the year ago quarter. A schedule entitled Condensed Adjusted Results of Operations, which reconciles the reported and adjusted results, accompanies this earnings release.

Jackson Hewitt has historically generated roughly 2% of its total annual revenues in each of the first two fiscal quarters due to the seasonal nature of the tax return preparation business. Additionally, Jackson Hewitt incurs a net loss during the first and second fiscal quarters.

Reported consolidated total revenues in the 2010 second quarter were $4.0 million, versus $5.1 million in the 2009 second quarter.

“I am pleased to report that we are on track with our plans and preparations for the approaching 2010 tax season,” said Harry W. Buckley, Jackson Hewitt’s president and chief executive officer. “We recently reached amended agreements with our two bank partners and our financial product plans for the 2010 tax season are set. Thanks to the diligence of our dedicated Walmart team, I am excited to report that we will be operating in greater than 1,800 Walmart stores for the 2010 tax season under our exclusive arrangement with Walmart. This is good news and an excellent incremental growth opportunity of which we plan to take full advantage. Lastly, our online product team has been making great progress and, as planned, is set to launch our first ever online tax preparation product this tax season.”

“As I stated previously,” continued Buckley, “we are executing a back to basics approach, with a keen focus on our clients and tax preparation business. Our entire organization remains firmly focused on this approach, with the objective of gaining back market share and putting Jackson Hewitt on a course toward sustainable profitable growth.”

Franchise Operations

Reported revenues in the 2010 second quarter were $3.5 million, versus $4.6 million in the 2009 second quarter. The revenue decrease in the second quarter this year versus the year ago quarter was primarily due to lower revenues from territory sales, recorded in the Franchise

Operations “Other” revenue line, which reflected the impact of a new territory sales incentive program for our exclusive Walmart relationship. This program provided for a lower purchase price for new territories to enable franchisees to open up in otherwise vacant Walmart markets, and for the purchase obligation to be due and payable over the period of our relationship with Walmart.

Accordingly, while the number of territory sales in the 2010 second quarter was 116 (nearly all of which were Walmart distribution channel expansion related), and significantly above the 61 territories sold in the 2009 second quarter, the revenue earned was lower. Territory sales through the first six months of the 2010 fiscal year total 116, versus 65 territory sales over the same period last fiscal year.

The majority of financial product fees earned in the first and second quarters of each year relate to sales of the Gold Guarantee® product from prior tax seasons that are amortized into revenue over the term of the contract.

Reported total expenses in the franchise segment were $14.0 million in the 2010 second quarter, versus $15.7 million in the 2009 second quarter. The year-over-year expense improvement was primarily due to reduced marketing expenses, including the elimination of a prior sponsorship arrangement, as well as lower headcount versus last year’s second quarter.

Company-Owned Offices

Reported service revenues from operations in the company-owned offices segment were $0.5 million, versus $0.4 million in the year ago quarter. Reported total expenses in the 2010 second quarter were $9.3 million, versus $10.6 million in the 2009 second quarter, reflecting lower cost of operations due to restructuring and lease termination actions since last year’s second quarter. In total, the loss before income taxes in the company-owned offices segment in the 2010 second quarter decreased to $8.7 million, versus $10.2 million in the year ago quarter.

Corporate and Other

On a reported basis, the corporate and other loss before income taxes was $14.3 million in the 2010 second quarter, versus a reported loss before income taxes of $15.9 million in the 2009 second quarter. The second quarter favorable variance reflects the absence of a $2.8 million expense recorded in the 2009 second quarter in connection with the previously disclosed Hood litigation settlement, partially offset by higher severance and consulting expenses.

Bank Partner Agreements in Place for 2010 Tax Season

In a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2009, Jackson Hewitt disclosed that it had entered into amendments to its agreements with its two bank partners with respect to their offering of financial products, including refund anticipation loans, for the 2010 tax season. Under the amended agreements, Jackson Hewitt anticipates that Santa Barbara Bank & Trust (“SBBT”), a division of Pacific Capital Bank, N.A., and Republic Bank & Trust Company (“Republic”), will provide roughly the same proportion of the overall program for financial products in the 2010 tax season as each provided in the 2009 tax season. Jackson Hewitt further anticipates that the amended agreements with the banks, including Jackson Hewitt’s amendments to the MetaBank d/b/a Meta Payment Systems agreements, when coupled with related customer and franchisee program changes, will not materially impact its planned 2010 fiscal year income.

Walmart Update

As part of our exclusive arrangement with Walmart, for the 2010 tax season, Jackson Hewitt expects to operate in 1,800 to 1,900 Walmart stores, with approximately 85% of these locations operated by Jackson Hewitt’s franchisees and approximately 15% operated by Jackson Hewitt’s company-owned offices. The current range for Walmart stores that Jackson Hewitt plans to operate in is above the high end of the previously communicated range of 1,500 to 1,750 Walmart stores, a result of diligent work by Jackson Hewitt’s Walmart team and our Walmart colleagues, as well as continued strong interest and support from Jackson Hewitt’s franchise operators.

Analyst Conference Call

Harry W. Buckley, president and chief executive officer, and Daniel P. O’Brien, executive vice president and chief financial officer, will host an analyst conference call this morning, Wednesday, December 9, 2009, at 8:30 a.m. (EST), to discuss the fiscal 2010 second quarter results and preparations for the 2010 tax season. Please visit the investor relations tab of the Company’s website, www.jacksonhewitt.com, at least 10 minutes prior to the beginning of the call in order to access the webcast. If you are unable to listen to the live webcast, a replay will be available on this website.

About Jackson Hewitt Tax Service Inc.

Jackson Hewitt Tax Service Inc. (NYSE: JTX), with more than 6,000 franchised and company-owned offices throughout the United States, is an industry leader providing full service individual federal and state income tax return preparation. Most offices are independently owned and operated. Jackson Hewitt is based in Parsippany, New Jersey. More information may be obtained at www.jacksonhewitt.com. To locate the Jackson Hewitt Tax Service® office nearest to you, call 1-800-234-1040.

Forward-Looking Statements

This press release contains statements, including, without limitation, those statements relating to (i) the anticipated proportions to be provided by SBBT and Republic, (ii) the anticipated impact on planned 2010 income, and (iii) the anticipated number of Walmart stores, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: Jackson Hewitt’s ability to execute on its strategic plan and reverse its declining profitability, improve its distribution system or reduce its cost structure; Jackson Hewitt’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; the success of Jackson Hewitt’s franchised offices; Jackson Hewitt’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, Jackson Hewitt’s franchisees or their employees; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by Jackson Hewitt, or the financial institutions which provide financial products to Jackson Hewitt’s customers, to comply with such legal and regulatory requirements; the effectiveness of Jackson Hewitt’s tax return preparation compliance program; increased regulation of tax return preparers; Jackson Hewitt’s exposure to litigation; the failure of Jackson Hewitt’s insurance to cover all the risks associated with its business; Jackson Hewitt’s ability to protect its customers’ personal and financial information; the effectiveness of Jackson Hewitt’s marketing and advertising programs and franchisee support of these programs; disruptions in Jackson Hewitt’s relationships with its franchisees; changes in Jackson Hewitt’s relationships with financial product providers that could reduce the revenues Jackson Hewitt derives from its agreements with these financial institutions as well as affect Jackson Hewitt’s customers’ ability to obtain financial products through its tax return preparation offices; changes in Jackson Hewitt’s relationship with Wal-Mart or other large retailers and shopping malls that could affect Jackson Hewitt’s growth and profitability; the seasonality of Jackson Hewitt’s business and its effect on Jackson Hewitt’s stock price; competition from tax return preparation service providers, volunteer organizations and the government; Jackson Hewitt’s reliance on technology systems and electronic communications to perform the core functions of its business; Jackson Hewitt’s ability to protect its intellectual property rights or defend against any third party allegations of infringement by Jackson Hewitt; Jackson Hewitt’s reliance on cash flow from subsidiaries; Jackson Hewitt’s compliance with credit facility covenants; Jackson Hewitt’s exposure to increases in prevailing market interest rates; Jackson Hewitt’s quarterly results not being indicative of its performance as a result of tax season being relatively short and straddling two quarters; certain provisions that may hinder, delay or prevent third party takeovers; changes in accounting policies or practices and Jackson Hewitt’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact Jackson Hewitt’s business can be found in Jackson Hewitt’s Annual Report on Form 10- K for the fiscal year ended April 30, 2009, and other public filings with the Securities and Exchange Commission (“SEC”). Copies are available from the SEC or Jackson Hewitt’s website. Jackson Hewitt assumes no obligation, and Jackson Hewitt expressly disclaims any obligation, to update or alter any forward-looking statements.

Contacts:

Investor Relations:	Media Relations:
David G. Weselcouch	Sheila Cort
Vice President,	Vice President,
Treasury and Investor Relations	Corporate Communications
973-630-0821	973-630-0680

# # #

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2009	2008	2009	2008
Revenues
Franchise operations revenues:
Royalty	$688	$646	$1,244	$1,273
Marketing and advertising	302	287	547	564
Financial product fees	2,340	2,452	5,660	5,074
Other	166	1,248	502	1,597
Service revenues from company-owned office operations	536	436	1,124	848

Total revenues	4,032	5,069	9,077	9,356

Expenses
Cost of franchise operations	7,037	7,341	14,525	15,953
Marketing and advertising	3,409	5,440	6,424	9,609
Cost of company-owned office operations	7,281	8,633	14,277	17,940
Selling, general and administrative	10,761	13,452	27,487	23,900
Depreciation and amortization	3,709	3,186	7,034	6,393

Total expenses	32,197	38,052	69,747	73,795

Loss from operations	(28,165)	(32,983)	(60,670)	(64,439)
Other income/(expense):
Interest and other income	633	380	1,231	780
Interest expense	(5,408)	(4,219)	(10,437)	(7,225)

Loss before income taxes	(32,940)	(36,822)	(69,876)	(70,884)
Benefit from income taxes	13,462	14,616	28,558	28,134

Net loss	$(19,478)	$(22,206)	$(41,318)	$(42,750)

Loss per share:
Basic and Diluted	$(0.68)	$(0.78)	$(1.45)	$(1.50)

Weighted average shares outstanding:
Basic and Diluted	28,598	28,476	28,578	28,472

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	As of
	October 31, 2009	April 30, 2009
Assets
Current assets:
Cash and cash equivalents	$60	$306
Accounts receivable, net of allowance for doubtful accounts of $2,013 and $1,869, respectively	12,629	24,272
Notes receivable, net	7,073	6,569
Prepaid expenses and other	10,548	14,195
Deferred income taxes	7,613	5,601

Total current assets	37,923	50,943

Property and equipment, net	27,969	27,685
Goodwill	421,391	418,674
Other intangible assets, net	87,415	87,324
Notes receivable, net	6,355	4,146
Other non-current assets, net	17,567	19,436

Total assets	$598,620	$608,208

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	21,268	$33,693
Income taxes payable	14,580	48,305
Deferred revenues	8,626	10,370

Total current liabilities	44,474	92,368

Long-term debt	311,000	232,000
Deferred income taxes	25,307	23,589
Other non-current liabilities	13,654	16,587

Total liabilities	394,435	364,544

Stockholders’ equity:
Common stock, par value $0.01; Authorized: 200,000,000 shares;
Issued: 39,508,562 and 39,290,418 shares, respectively	395	393
Additional paid-in capital	389,942	388,136
Retained earnings	120,666	161,988
Accumulated other comprehensive loss	(3,960)	(4,178)
Less: Treasury stock, at cost: 10,739,447 and 10,527,879 shares, respectively	(302,858)	(302,675)

Total stockholders’ equity	204,185	243,664

Total liabilities and stockholders’ equity	$598,620	$608,208

JACKSON HEWITT TAX SERVICE INC.

CONDENSED FRANCHISE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2009	2008	2009	2008

Revenues
Royalty	$688	$646	$1,244	$1,273
Marketing and advertising	302	287	547	564
Financial product fees	2,340	2,452	5,660	5,074
Other	166	1,248	502	1,597

Total revenues	3,496	4,633	7,953	8,508

Expenses
Cost of operations	7,037	7,341	14,525	15,953
Marketing and advertising	3,276	5,215	6,195	9,323
Selling, general and administrative	1,054	1,009	1,905	2,076
Depreciation and amortization	2,657	2,165	4,950	4,358

Total expenses	14,024	15,730	27,575	31,710

Loss from operations	(10,528)	(11,097)	(19,622)	(23,202)
Other income/(expense):
Interest and other income	610	363	1,208	739

Loss before income taxes	$(9,918)	$(10,734)	$(18,414)	$(22,463)

JACKSON HEWITT TAX SERVICE INC.

CONDENSED COMPANY-OWNED OFFICE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended October 31,		Six Months Ended October 31,
	2009	2008	2009	2008
Revenues
Service revenues from operations	$536	$436	$1,124	$848

Expenses
Cost of operations	7,281	8,633	14,277	17,940
Marketing and advertising	133	225	229	286
Selling, general and administrative	800	769	1,695	2,663
Depreciation and amortization	1,052	1,021	2,084	2,035

Total expenses	9,266	10,648	18,285	22,924

Loss from operations	(8,730)	(10,212)	(17,161)	(22,076)

Loss before income taxes	$(8,730)	$(10,212)	$(17,161)	$(22,076)

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CORPORATE AND OTHER

(Unaudited)

(In thousands)

	Three Months Ended October 31,		Six Months Ended October 31,
	2009	2008	2009	2008

Expenses (a)
General and administrative	$7,849	$7,990	$17,771	$15,145
Insurance settlement	—	—	—	(1,500)
Litigation related matter	—	2,833	—	2,833
Employee termination expenses	489	183	4,745	597
Share-based compensation	569	668	1,371	2,086

Total expenses	8,907	11,674	23,887	19,161

Loss from operations	(8,907)	(11,674)	(23,887)	(19,161)
Other income/(expense):
Interest and other income	23	17	23	41
Interest expense	(5,408)	(4,219)	(10,437)	(7,225)

Loss before income taxes	$(14,292)	$(15,876)	$(34,301)	$(26,345)

(a)	Included in selling, general and administrative in the Condensed Consolidated Statements of Operations.

JACKSON HEWITT TAX SERVICE INC.

CONDENSED ADJUSTED RESULTS OF OPERATIONS

(unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2009	2008	2009	2008
Net loss, as reported	$(19,478)	$(22,206)	$(41,318)	$(42,750)
Employee termination and related expenses	796	181	5,081	1,551
Lease termination and related expenses, net	—	(69)	—	1,535
Litigation related matter	—	2,833	—	2,833
Corporate advisory services	126	—	252	—
Insurance settlement	—	—	—	(1,500)
Adjustment to income taxes	(377)	(1,169)	(2,180)	(1,754)

Net loss, as adjusted	$(18,933)	$(20,430)	$(38,165)	$(40,085)

Loss per share, as reported
Basic and Diluted	$(0.68)	$(0.78)	$(1.45)	$(1.50)

Loss per share, as adjusted
Basic and Diluted	$(0.66)	$(0.72)	$(1.34)	$(1.41)